Item 77Q.1(e)

Portfolio name changed to Market Plus Core Fund - effective 3/31/05

INVESTMENT ADVISORY CONTRACT
	This Contract is made this 1st day of March, 2005,
 between Federated Investment Counseling, a Delaware
business trust having its principal place of business in
Pittsburgh, Pennsylvania (the "Adviser"), and Federated Core
Trust II, L.P., a Delaware limited partnership having its
 principal place of business in Pittsburgh, Pennsylvania (the
"Trust"), the General Partner of which is Federated Private
Asset Management, Inc., a Delaware corporation (the "General Partner").
	WHEREAS the Trust is an open-end management investment
 company as that term is defined in the
Investment Company Act of 1940, as amended, and is registered as such with the Securities and Exchange
Commission; and
	WHEREAS Adviser is engaged in the business of rendering investment advisory and management services.
	NOW, THEREFORE, the parties hereto, intending to be
legally bound, hereby agree as follows:
	1.	The Trust hereby appoints Adviser as Investment
Adviser for each of the portfolios ("Funds") of
the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction
of the Trustees, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment
of each Fund's assets.
	2.	Adviser, in its supervision of the investments of
each of the Funds will be guided by each of the
Fund's investment objective and policies and the provisions and restrictions contained in the Limited Partnership
Agreement and By-Laws of the Trust and as set forth in the
Registration Statements and exhibits as may be on file
with the Securities and Exchange Commission.
	3.	Each Fund shall pay or cause to be paid all of
 its own expenses and its allocable share of Trust
expenses, including, without limitation, the expenses of
organizing the Trust and continuing its existence; fees and
expenses of Trustees and officers of the Trust; fees for
investment advisory services and administrative personnel
and services; expenses incurred in the distribution of its
 shares ("Shares"), including expenses of administrative
support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of
1933 and the Investment Company Act of 1940, as amended,
and any amendments thereto; expenses of registering
and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses
of preparing, printing, and distributing prospectuses (and
 any amendments thereto) to shareholders; interest expense,
taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses
 attributable to a program of periodic issue; charges and
expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars;
printing and mailing costs, auditing, accounting, and legal
 expenses; reports to shareholders and governmental
officers and commissions; expenses of meetings of Trustees
and shareholders and proxy solicitations therefor;
insurance expenses; association membership dues and such
 nonrecurring items as may arise, including all losses and
liabilities incurred in administering the Trust and the Funds.
 Each Fund will also pay its allocable share of such
extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and
claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.
	4.	Each of the Funds shall pay to Adviser, for all
services rendered to each Fund by Adviser
hereunder, the fees set forth in the exhibits attached hereto.
	5.	The net asset value of each Fund's Shares as used
herein will be calculated to the nearest 1/10th of
one cent.
	6.	The Adviser may from time to time and for such
periods as it deems appropriate reduce its
compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's
expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.
	7.	This Contract shall begin for each Fund as of the
 date of execution of the applicable exhibit and
shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added
pursuant to an exhibit during the initial term of this Contract)
for two years from the date of this Contract set forth
above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other
terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a
majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or
interested persons of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not
have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year
thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first
approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the
applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and
thereafter for successive periods of one year, subject to approval as described above.
	8.	Notwithstanding any provision in this Contract,
 it may be terminated at any time with respect to
any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that
Fund on sixty (60) days' written notice to Adviser.
	9.	This Contract may not be assigned by Adviser and
shall automatically terminate in the event of
any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its
own cost and expense as it shall determine in order to assist it in carrying out this Contract.
	10.	In the absence of willful misfeasance, bad faith,
 gross negligence, or reckless disregard of the
obligations or duties under this Contract on the part of Adviser,
 Adviser shall not be liable to the Trust or to any of
the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering
services or for any losses that may be sustained in the purchase, holding, or sale of any security.
	11.	This Contract may be amended at any time by
agreement of the parties provided that the
amendment shall be approved both by the vote of a majority of the Trustees of the Trust including a majority of the
Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as
Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of
the Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section
2(a)(42) of the Act.
	12.	The Adviser acknowledges that all sales literature
for investment companies (such as the Trust)
are subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust
 (or any Fund) to the Trust's distributor for review
and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided,
however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to
produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all
such sales literature to ensure compliance with relevant
requirements, to promptly advise Adviser of any
deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant
authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.
	13.	Adviser is hereby expressly put on notice of the
limitation of liability as set forth in Article VII of
the Limited Partnership Agreement and agrees that the obligations pursuant to this Contract of a particular Fund of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall
not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, the
General Partner, officers, employees or agents of the Trust, or any of them.
       14.	The Trust and the Funds are hereby expressly put
 on notice of the limitation of liability as set forth
in the Declaration of Trust of the Adviser and agree that the obligations assumed by the Adviser pursuant to this
Contract shall be limited in any case to the Adviser and its assets and, except to the extent expressly permitted by the
Investment Company Act of 1940, as amended, the Trust and the
Funds shall not seek satisfaction of any such
obligation from the shareholders of the Adviser, the Trustees, officers, employees, or agents of the Adviser, or any of them.
	15.	Adviser agrees to maintain the security and
confidentiality of nonpublic personal information
(NPI") of Fund customers and consumers, as those terms are
defined in Regulation S-P, 17 CFR Part 248.  Adviser
agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific
law enforcement and miscellaneous purposes; and to service
providers or in connection with joint marketing
arrangements directed by the Fund(s), in each instance in
furtherance of fulfilling Adviser's obligations under this
Contract and consistent with the exceptions provided in 17 CFR
Sections 248.14, 248.15 and 248.13, respectively.
       16.	The parties hereto acknowledge that Federated
 Investors, Inc., has reserved the right to grant the
non-exclusive use of the name Federated Core Trust II, L.P. or any derivative thereof to any other investment
company, investment company portfolio, investment adviser,
distributor or other business enterprise, and to
withdraw from the Trust and one or more of the Funds the use of the name Federated Core Trust II, L.P..  The name
Federated Core Trust II, L.P. will continue to be used by the
Trust and each Fund so long as such use is mutually
agreeable to Federated Investors, Inc. and the Trust.
	17.	This Contract shall be construed in accordance
with and governed by the laws of the
Commonwealth of Pennsylvania.
	18.	This Contract will become binding on the parties
 hereto upon their execution of the attached exhibits to this Contract.


EXHIBIT A
to the
Investment Advisory Contract
Federated Market Plus Fund
	The Adviser shall provide services to the above-named portfolio of the Trust at no charge.
	Witness the due execution hereof this 1st day of March, 2005.

Federated Core Trust II, L.P.

By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President

Federated Investment Counseling

By:  /s/ Keith M. Schappert
Name:  Keith M. Schappert
Title:  President - Investment Research